Exhibit 5.1

                         OPINION AND CONSENT OF COUNSEL
                         ------------------------------

                                  CATHY SIGALAS
                                 General Counsel
                                  and Secretary

                               World Airways, Inc.
                        13873 Park Center Road, Suite 490
                                Herndon, VA 20171
                                 (703) 834-9200

                                 March 31, 2000

Board of Directors
World Airways, Inc.
13873 Park Center Road, Suite 490
Herndon, VA  20171

         Re:      World Airways, Inc. Registration Statement on Form S-8

Gentlemen:

         As General Counsel to World Airways, Inc. (the "Company"), I have acted as counsel for the Company in connection with its registration statement on Form S-8 (the "Registration Statement"), as filed with the Securities and Exchange Commission, covering 900,000 shares of the Company's Common Stock (the "Shares") reserved for issuance under the World Airways, Inc. 1999 Chief Executive Stock Option Plan (the "Plan"). In connection with the Registration Statement, you have requested my opinion concerning certain corporate matters.

         In rendering this opinion, I have relied upon my examination of the records of the Company and such certificates of its officers and of public officials as I have deemed necessary.

         Based on the foregoing, I am of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

         2. The Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid, and nonassessable.

         I consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                                     Sincerely yours,

                                                     /s/ CATHY SIGALAS

                                                     Cathy Sigalas
                                                     Member of the Virginia Bar